Exhibit (e)(iii) under Form N-1A
                                            Exhibit 1 under Item 601/ Reg. S-K


                                  Exhibit E

                                    to the

                            Distributor's Contract



                      FEDERATED INCOME SECURITIES TRUST



                Federated Fund for U.S. Government Securities

                                Class A Shares





      In consideration of the mutual covenants set forth in the Distributor's Contract dated December 31, 1991 between Federated Income Securities Trust and Federated Securities Corp., Federated Income Securities Trust executes and delivers this Exhibit on behalf of the Funds, and with respect to the separate Classes of Shares thereof, first set forth in this Exhibit.





            Witness the due execution hereof this 1st day of September, 2002.







                                    FEDERATED INCOME SECURITIES TRUST







                                    By:  /s/ J. Christopher Donahue

                                    Name:  J. Christopher Donahue

                                    Title:  President





                                    FEDERATED SECURITIES CORP.





                                    By:  /s/ James F. Getz

                                    Name:  James F. Getz

                                    Title:  President - Broker/Dealer